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                                                                    EXHIBIT 10.2


                           DEAN WITTER REYNOLDS INC.
               FINANCIAL ADVISOR PRODUCTIVITY COMPENSATION PLAN
                      [Amended as of September 25, 1998]



                                   SECTION I
                                  INTRODUCTION


(a) The name of this plan is the Dean Witter Reynolds Inc. Financial Advisor Productivity Compensation Plan (the "Plan").

(b) The Plan was initially adopted to be effective for Awards granted for Fiscal Years commencing with 1984; was amended and restated December 23, 1985 retroactive to the 1984 Fiscal Year; was further amended effective December 24, 1990 and July 15, 1991; was restated for Fiscal Years beginning with 1992; was amended and restated effective October 1, 1993; was amended effective January 1, 1994; amended and restated effective January 1, 1994; was amended and restated effective October 21, 1994; was amended June 18, 1997; and was amended effective September 25, 1998.



                                   SECTION II
                                PURPOSE OF PLAN


(a) The purposes of the Plan are to retain and recruit key Financial Advisors to Dean Witter Reynolds Inc. by enabling them to accumulate significant net worth.


                                  SECTION III
                                  DEFINITIONS

(a) "Financial Advisor" means an Employee performing the functions of a retail Financial Advisor, as defined by DWR.

(b) "Account" means a bookkeeping account maintained in a confidential ledger by DWR pursuant to Section VI of the Plan for each Participant under the Plan.

(c) "Disability" means termination of employment from DWR due to a medically determinable physical or mental incapacity which is reasonably expected to be of long-term duration or result in death. The determination of DWR shall be conclusive on all parties as to whether a Participant is Disabled.

(d)  "MWD" means Morgan Stanley Dean Witter & Co., a Delaware corporation.

(e)  "DWR" means Dean Witter Reynolds Inc., a Delaware corporation.
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(f)  "Employee" means an employee of DWR.

(g)  "Fair Market Value" means:

(1) for purposes of determining the number of shares of Stock to be allocated pursuant to Section VII(a) to an award made pursuant to Section V, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Board of Directors of MWD or a committee thereof designated by such Board of Directors (such Board of Directors or committee is hereinafter referred to as the "MWD Committee"); and

(2) for purposes of crediting a Participant pursuant to Section VII(c) with shares of Stock based upon cash dividends paid or deemed to be paid on shares of Stock credited to the Participant as of the record date for such dividends, the average of the high and low sales prices, regular way, of a share of Stock as reported on the New York Stock Exchange Composite Tape (the "High/Low Price") on the relevant dividend payment date, or, if Stock is not traded on public markets on the relevant dividend payment date, the first preceding date on which Stock is traded on public markets; provided, however, that in the event a "Fair Market Value" cannot be determined pursuant to the foregoing, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the MWD Committee; and

(3)  for purposes of distributing cash in lieu of a fractional share pursuant to
Section VII(a), the High/Low Price on the date of the distribution, or, if Stock is not traded on public markets on the date of the distribution, the first preceding date on which Stock is traded on public markets; provided, however, that in the event a "Fair Market Value" cannot be determined pursuant to the foregoing, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the MWD Committee; and

(4) for such other purposes as may arise in connection with the Plan, the fair market value of a share of Stock as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the MWD Committee.

(h)  "Fiscal Year" means the fiscal year of DWR.

(i) "Gross Revenue" means the total gross revenue generated in a Fiscal Year by a Financial Advisor for any purchase or sale of securities and other investments to a DWR client, based on criteria established and reported by DWR in accordance with its standard accounting practices.

(j)  "Participant" means an Employee to whom an award has been made pursuant to
     Section V.

(k) "Retirement" means termination of employment from DWR: (i) after attaining age 65; (ii) as defined in the Dean Witter Reynolds Inc. Pension Plan whether or not the individual is a participant therein; or (iii) as otherwise specified by written agreement between DWR and a Financial Advisor.

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(l)  "Stock" means the common stock of MWD, par value $.01 per share.

(m)  "Valuation Date" means the last day of each Fiscal Year.


                                  SECTION IV
                                  ELIGIBILITY

(a) Financial Advisors who produce Gross Revenue within a Fiscal Year which is equal to or exceeds criteria established from time to time by the Compensation Committee of the Board of Directors of DWR, or who equal or exceed any other performance or production criteria established from time to time by the Compensation Committee of the Board of Directors of DWR, shall be eligible to participate in the Plan.

(b) Any Financial Advisor who is eligible to participate in the Plan pursuant to Section IV(a) shall be eligible to participate in the Plan only with respect to the Fiscal Year for which he or she meets the criteria specified pursuant to Section V of the Plan.

(c) Individuals selected to receive awards pursuant to Section V(d) of the Plan shall be eligible to participate in the Plan in connection with, and subject to the terms of, their awards.

                                   SECTION V
                                    AWARDS


(a) At the beginning of each Fiscal Year DWR shall establish the Gross Revenue criteria which will entitle a Financial Advisor to receive an award under the Plan for that Fiscal Year. Awards shall be expressed as a percentage of each Financial Advisor's Gross Revenue production for the Fiscal Year for which such award is being made. A Financial Advisor who achieves the Gross Revenue criteria for a Fiscal Year shall receive an award for that Fiscal Year based on such criteria. Awards shall be payable in accordance with
     Section VII.

(b) At the beginning of each Fiscal Year, the Compensation Committee of the Board of Directors of DWR may establish any other criteria which will entitle a Financial Advisor to receive an award under the Plan for that Fiscal Year. A Financial Advisor who achieves such other criteria shall receive an award for that Fiscal Year based on such criteria.

(c) Any Participant who terminates as an Employee during the Fiscal Year, for whatever reason, shall not be eligible for any award for such Fiscal Year.

(d) The MWD Committee may, in its discretion from time to time, make to an individual, in consideration of such individual becoming (and remaining for such

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     period of time, if any, as the MWD Committee may determine) a Financial
     Advisor and such other consideration, if any, as the MWD Committee determines, an award of Stock on such terms and conditions as the MWD Committee may determine, which terms and conditions need not be uniform with the terms and conditions of Section VI, VII or VIII hereof, but which shall be set forth in a written award certificate or award agreement delivered or made available by DWR to the individual as soon as practicable following the date of the award. Awards of Stock under this Section V(d) shall be satisfied only out of shares held in treasury and not out of authorized but unissued shares.


                                   SECTION VI
                             ACCOUNTS-ESCROW AGENT


(a) A separate Account shall be maintained by DWR in a confidential ledger for each Participant awarded cash by DWR for each Fiscal Year. Each such Account shall be credited with the amount of cash awards not paid to the Participant pursuant to Section VII of the Plan and increased from time to time by any additional cash awards not paid to each Participant. Each Account shall be decreased by any cash amounts paid to or on behalf of a Participant or forfeited pursuant to Section VII of the Plan.

(b) Within a reasonable time after the end of each Fiscal Year, the Controller of DWR shall give each Participant a written report of the status of such Participant's Account under the Plan, including the value thereof. For each Fiscal Year, Accounts shall be valued as of the Valuation Date.

(c) As a condition to participation in this Plan, each eligible Employee shall be required to hold restricted Stock awarded hereunder in an escrow account and such Employee's decision to participate in the Plan shall constitute the appointment of Morgan Stanley Dean Witter Trust FSB, or such other custodian as DWR shall designate (the "Custodian"), as the custodial agent for the purpose of holding such Stock. Such escrow account will be governed by and subject to the terms and conditions of a written agreement with the Custodian.


                                  SECTION VII
                                 AWARD PAYMENTS


(a) Awards under Section V(a) for the 1994 Fiscal Year will be paid, at the Participant's election prior to the date the award is made, in the form of
     (i) cash, payable four years and six months following the close of the Fiscal Year for which the award is made, or (ii) shares of Stock valued at 100% of the Fair Market Value of Stock as of the date the award is made, payable as soon as practicable following

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     the close of the Fiscal Year for which the award is made. Awards under
     Section V(a) for Fiscal Years commencing with the 1995 Fiscal Year, will be paid entirely in Stock valued at 100% of the Fair Market Value of Stock as of the date the award is made, payable as soon as practicable following the close of the Fiscal Year for which the award is made. Awards under Section V(b) may be paid in cash or in Stock as determined by the Compensation Committee of the Board of Directors of DWR. The number of shares of Stock payable with respect to an award shall be calculated by reference to the amount of the award determined under Section V, discounted by an appropriate interest rate factor as DWR shall establish from time to time so that the value of the award payable under this Section VII is equal to the present value of the amount determined pursuant to Section V and payable four years and six months following the close of the Fiscal Year for which the award is made. Payments to Participants of awards made in the form of Stock shall be made in the form of a certificate for whole shares and cash in lieu of any fractional share. A Participant on a leave of absence approved by DWR or who is absent due to disability on the date an award payment is made shall not be entitled to payment of such award until the Participant returns to DWR following completion of such leave of absence or disability.

(b) Stock awards shall vest and cash awards shall be paid, four years and six months following the close of the Fiscal Year with respect to which awarded; provided that the Participant's status as an Employee has not been terminated prior to such date. Upon the Participant's termination of employment with DWR, all unvested Stock awards and unpaid cash awards shall be forfeited. Notwithstanding the foregoing, if a Participant terminated employment with DWR due to Disability, Retirement or death, all of the Participant's awards shall become vested and/or payable in accordance with this Section VII(b) without regard to the Participant's termination of employment.

(c) A Participant may vote and receive dividends on any Stock awarded to such Participant under Section VII(a) or credited under this Section VII(c); provided that all dividends on Stock (other than dividends payable in Stock) shall be reinvested in shares of Stock at 100% of the Fair Market Value of Stock which shares shall be credited to the Participant and held by the Custodian. All shares of Stock received as a distribution with respect to Stock or purchased with reinvested dividends shall be subject to the same restrictions as the Stock on which the distribution or dividend is awarded.

(d) In accordance with the provisions of Appendix A to the Plan, if DWR must recover a Payment Obligation previously paid to a Participant pursuant to this Section VII, a Participant shall be required to repay the amount of cash or the number of shares of Stock received (or an amount in cash equal to the fair market value of such Stock as of the date of such repayment). If any such amount is not repaid, DWR reserves the right to withhold from a Participant's compensation the amount of any Payment Obligation which a Participant fails to repay as required herein.

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

(e) All federal, state, local and other withholding tax requirements, if any, relating to the Plan shall be met pursuant to procedures determined by DWR which may include:

  1. Withholding from any cash amounts payable to a Participant under the Plan (including salary, bonus or any other amounts payable from DWR or any affiliate of DWR).

  2. Requiring Participants to remit to DWR an amount in cash prior to the delivery of any certificate for Stock or other payments under the Plan.

  3. At the election of the Participant, tendering to DWR a number of shares of Stock.

  4. At the election of the Participant, withholding by DWR of shares of Stock. In the event that the Custodian is directed by DWR to withhold shares pursuant to this Section VII(e)(4), the Custodian shall distribute such shares from the custodial account to DWR (or, at the direction of DWR, sell such shares on public markets and distribute the cash proceeds to DWR) and DWR shall make appropriate withholding tax payments.

  5. If a Participant is subject to Section 16(b) of the Securities Exchange Act of 1934, DWR may prescribe such requirements or limitations on the Participant's ability to elect the withholding options contained in Sections VII(e)(3) and (4) of the Plan as may be required by Securities and Exchange Commission Rule 16b-3 or by any comparable or successor exemption.

(f) Notwithstanding the foregoing provisions of this Section VII, DWR reserves the right to accelerate the payment of any cash and/or the vesting of any Stock awarded pursuant to Sections V(a) and V(b) of the Plan, subject to the provisions of Appendix A hereof. The MWD Committee reserves the right to accelerate the vesting of any Stock awarded pursuant to Section V(d) of the Plan; provided that if the award of such Stock was made subject to Appendix A hereof, then vesting of such Stock shall be subject to Appendix A hereof.

(g) The commencement of Related Employment by a Participant shall not be treated for purposes of the Plan and any Award hereunder as a termination of employment. The Retirement, Disability or death of an individual during a period of Related Employment shall be treated for purposes of the Plan and any Award hereunder as if such event had occurred while the individual was an Employee. For purposes of this Section VII(g), "Related Employment" shall mean the employment of a Participant by an employer other than DWR, provided that: (1) such employment is undertaken by the individual at the request or with the consent of DWR; (2) immediately prior to undertaking such employment, the individual was an Employee or was engaged in Related Employment as defined herein; and (3) such employment is recognized by DWR, in its discretion, as Related Employment.

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

                                  SECTION VIII
                            SUBORDINATION OF AWARDS

(a) All Financial Advisors as a condition of participation, shall execute and deliver a written agreement (the "Agreement") within forty-five (45) days after notice of eligibility to Participate, or the announcement after December 24, 1990 of an award made under Section V(b), that such Financial Advisor's right to payment hereunder (the "Payment Obligation"), is subordinate to the prior payment or provision for payment in full of all claims of all present and future creditors of DWR arising out of any matter occurring prior to the date on which the related Payment Obligation matures consistent with all applicable statutes, regulations and rules, except for claims which are the subject of subordination agreements which rank on the same priority (which claims shall be paid pari passu) or are junior to the Payment Obligation under the Agreement. The Agreement shall also provide that the Participant's right to payment hereunder shall be subordinate to claims which are now or hereafter expressly stated in the instruments creating such claims to be senior in right of payment to the claims of the class of claims created hereunder which arise out of any matter occurring prior to the maturity date of any payment under the Payment Obligation.

(b) The form of the Agreement shall be determined by DWR. In the event DWR elects to treat Payment Obligations as subordinated liabilities for purposes of determining net capital under Rule 15c3-1 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 and similar regulations promulgated under the Commodities Exchange Act, the form of the Agreement shall be subject to approval of the Examining Authority as defined by the Agreement. A copy of the Agreement is annexed hereto as Appendix "A", and incorporated by reference as fully as if set forth herein at length.

(c) Any amount credited to a Participant's Account shall not be segregated but shall remain a part of the general corporate funds of DWR subject to the claims of general, unsecured creditors of DWR to which claims the rights of the Participant to receive payment of the amount credited to the Participant's Account shall be subordinated pursuant to the terms of an Agreement.

(d) If a Participant does not execute and deliver an Agreement within the forty-five (45) day period described in (a) above, such Participant shall cease to have any rights whatsoever hereunder.


                                   SECTION IX
                                 ADMINISTRATION


(a) DWR shall have full power and authority to construe, interpret and administer the

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     Plan. Its decisions shall be final, conclusive and binding upon all persons, including employees and officers and the beneficiaries and personal representatives of such employees and officers.

(b) The Plan shall be effective for all awards accrued for the Fiscal Year beginning in 1984 and each Fiscal Year thereafter, as amended from time to time until suspended or discontinued by DWR.

(c)  The expenses of administering the Plan shall be borne by DWR.

(d) The interest and property rights of any person in the Plan or in any distribution to be made under the Plan shall not be subject to option nor be assignable, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process and any act in violation hereof shall be void.

(e) Nothing herein shall be construed to require DWR or any affiliate to segregate or set aside any funds or any property for the purpose of making award payments hereunder.

(f) DWR's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, DWR shall be entitled, among other things, to make non-uniform and selective determinations and to enter into non-uniform and selective Award agreements, as to (1) the person to receive Awards under the Plan, (2) the terms and provisions of Awards under the Plan and (3) the exercise by DWR of its discretion in respect of the terms of the Plan.



                                   SECTION X
                                 MISCELLANEOUS


(a) The establishment of the Plan, the granting of benefits or any action by DWR or any other person shall not be held or construed to confer upon any person any right to be continued as an employee of DWR nor, upon termination of employment, to confer any right or interest other than as provided herein. No provision of the Plan shall restrict the right of DWR to terminate any employee's employment with or without cause.

(b) If, in the opinion of DWR, any person becomes unable to handle properly any amount payable to such person under the Plan, DWR may make any reasonable arrangement for payment on such person's behalf as it deems appropriate.

(c) Where appropriate, the use of masculine terms within the Plan shall mean the

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     feminine, the use of singular terms shall mean the plural, and visa versa.



                                   SECTION XI
                    AMENDMENT, SUSPENSION AND DISCONTINUANCE


(a) DWR shall have the authority to amend the Plan, in whole or in part, or to suspend or discontinue the Plan, in whole or in part, at any time.

(b) The Plan shall continue in effect as amended from time to time, until suspended or discontinued by DWR.

(c) Notwithstanding any amendment, suspension or discontinuance, award payments previously announced shall be paid pursuant to the appropriate provisions of the Plan. Notwithstanding the foregoing, in the event of the discontinuance or termination of the Plan, DWR reserves the right to accelerate payment of a Participant's entire Account balance to any date prior to the vesting periods applicable to awards in such Account, subject to provisions of Appendix A to the Plan.

(d) If any part of this Plan, including Appendix A hereto, fails to receive any required approval of the appropriate regulatory and governing bodies or is otherwise declared void and of no effect, the rest of the Plan shall continue in full force.

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

                                  APPENDIX A
                           DEAN WITTER REYNOLDS INC.
               FINANCIAL ADVISOR PRODUCTIVITY COMPENSATION PLAN


     For purposes of this Appendix A, a Financial Advisor who is designated in writing by DWR as a participant under the Plan shall be known as a "Participant", Dean Witter Reynolds Inc. shall be known as "DWR", and DWR's "Payment Obligation" shall be as defined below.

1.   Payment Obligation
     ------------------

     (a) Payment Obligations shall consist of any deferred payments of deferred bonuses owed from time to time to a Participant by DWR pursuant to the Plan.

     (b) Payment Obligations, including the dates payments are due, shall be determined in accordance with the provisions of the Plan as in effect on the date hereof, or as hereafter amended. As provided in Sections 4 and 5 of this Appendix A, payment of any amount of a Payment Obligation may be made sooner than five years following the year for which such Payment Obligation is accrued by DWR. If any provision of the Plan as now in effect or as hereafter amended shall be inconsistent with the Appendix A, this Appendix A shall govern.

2.   Subordination of Right of Payment
     ---------------------------------

     (a) Payment Obligations are and shall be subordinated in right of payment and subject to prior payment or provision for payment in full of all claims of other present and future creditors of DWR whose claims are not similarly subordinated (claims hereunder shall rank pari passu with claims similarly subordinated) and to claims which are now or hereafter expressly stated in the instruments creating such claims to be senior in right of payment to the claims or the class of claims hereunder which arise out of any matter occurring prior to the maturity date of any payment under the Payment Obligation.

     (b) In the event of the appointment of a receiver or trustee for DWR or in the event of its insolvency, liquidation pursuant to the Securities Investor Protection Act of 1970 ("SIPA"), or otherwise, its bankruptcy, assignment for the benefit of creditors, reorganization, whether or not pursuant to bankruptcy laws, or any other marshaling of the assets and liabilities of DWR, Participants shall not be entitled to participate or share, ratably or otherwise, in the distribution of the assets of DWR until all claims of all other present and future creditors of DWR whose claims are senior to claims hereunder have been fully satisfied or provision has been made therefor.

     (c) Notwithstanding the maturing of the Payment Obligation under any provision of the Plan or this Appendix A, the right of a Participant to receive payment of any Payment Obligation is and shall remain subordinate as provided in this Section 2.

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3.   Suspension of Maturity During Net Capital Stringency
     ----------------------------------------------------

     (a) DWR's Payment Obligations shall be suspended and not mature for any period of time during which, after giving effect to such Payment Obligations (together with the payment of any other subordinated obligation of DWR payable at or prior to such payment of the Payment Obligations),

          (i) if DWR is not operating pursuant to the alternative net capital requirements provided for in paragraph (f) of Rule 15c3-1 (the "Rule") under the Securities Exchange Act of 1934 (the "Act"), the aggregate indebtedness of DWR would exceed 1,200 percentum of its net capital, as those terms are defined in the Rule, as in effect at the time such payment is to be made, or such percentum as may be made applicable to DWR from time to time by the Examining Authority (as defined in paragraph 6(f) hereof) plus an amount equal to the guaranty deposits with clearing organizations other than the Chicago Board of Trade ("CBOT"), which were included in current assets under Section 211 of the CBOT "Capital Requirements for Member FCM's," to the extent such deposits cannot be used for margin purposes, or

          (ii) if DWR is operating pursuant to the alternative net capital requirements provided for in paragraph (f) of the Rule, its net capital would be less than five (5) percentum of aggregate debit items (or such other percentum as may be made applicable to DWR by the Examining Authority) computed in accordance with Exhibit A to Rule 15c3-3 under the Act or any successor rule as in effect at the time such payment is to be made, plus an amount equal to the guaranty deposits with clearing organizations other than the CBOT, which were included in current assets under Section 211 of the CBOT "Capital Requirements for Member FCM's", to the extent such deposits cannot be used for margin purposes, or

          (iii) if DWR is registered as a futures commission merchant under the Commodity Exchange Act (the "CEA"), the net capital of DWR would be less than the greatest of (A) six (6) percentum of the funds required to be segregated pursuant to the CEA and Commodities Futures Trading Commission ("CFTC") Regulations and the foreign futures or foreign options secured amount exclusive of the market value of commodity options purchased by option customers of DWR on or subject to the rules of a contract market or a foreign board of trade, provided the deduction for each option customer shall be limited to the amount of customer funds in each option customer's account(s), and foreign futures and foreign options secured amounts plus an amount equal to the guaranty deposits with clearing organizations other than the CBOT, which were included in current assets under Section 211 of the CBOT "Capital Requirements for Member FCM's", to the extent such deposits cannot be used for margin purposes, (B) such amount as may be made applicable to DWR at the time of such payment by an Examining Authority under Rule 15c3-1(b)(7), or (C) $2,000,000 (or such other amount as required by the CEA and CFTC Regulations), or

          (iv) if DWR's net capital, as defined in the Rule or any successor rule as in effect at the time such payment is to be made would be less than 120 percentum (or such other percentum as may be made applicable to DWR at the time of such payment by the Examining Authority) of the minimum dollar amount required by the Rule as in effect at such time or such dollar amount as may be made applicable to DWR by the Examining Authority, plus an amount

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

equal to the guaranty deposits with clearing organizations other than the CBOT, which were included in current assets under Section 211 of the CBOT "Capital Requirements for Member FCM's", to the extent such deposits cannot be used for margin purposes, or

          (v) if DWR is registered as a futures commission merchant under the CEA and if its net capital, as defined in the CEA or CFTC Regulations as in effect at the time of such payment, would be less than 120 percentum (or such other percentum as may be made applicable to DWR by the Examining Authority) of the minimum dollar amount required by the CEA or the regulations thereunder as in effect at such time (or such other dollar amount as may be made applicable to DWR by the Examining Authority at the time of such payment), plus an amount equal to the guaranty deposits with clearing organizations other than the CBOT, which were included in current assets under Section 211 of the CBOT "Capital Requirements for Member FCM's", to the extent such deposits cannot be used for margin purposes, or

          (vi) if DWR is subject to the provisions of paragraph (a)(6)(v) or
(a)(7)(iv) or (c)(2)(x)(B)(1) of the Rule, its net capital would be less than the amount required to satisfy the 1,000 percentum test (or such other percentum test as may be made applicable to DWR by the Examining Authority at the time of such payment) stated in such applicable paragraph, plus an amount equal to the guaranty deposits with clearing organizations other than the CBOT, which were included in current assets under Section 211 of the CBOT "Capital Requirements for Member FCM's", to the extent such deposits cannot be used for margin purposes.

     The net capital required by (i)-(vi) above is hereinafter referred to as the "Applicable Minimum Capital". During any such suspension, DWR shall, as promptly as consistent with the protection of its customers, reduce its business to a condition whereby payment due under Payment Obligations could be made (together with the payment of any other subordinated obligation of DWR payable at or prior to such payment) without DWR's net capital being below the Applicable Minimum Capital, at which time DWR shall make payment due under Payment Obligations on not less than five (5) days prior written notice to the Examining Authority.

     (b) If immediately after any payment of a Payment Obligation DWR's net capital is less than the Applicable Minimum Capital, whether or not the Participant had any knowledge or notice of such fact at the time of any such payment, a Participant must repay to DWR, its successors or assigns, any sum so paid, to be held by DWR pursuant to the provisions of the Plan as if such payment had never been made; provided, however, that any suit for the recovery of any such payment must be commenced within two years of the date of such payment. DWR reserves the right to withhold from the Participant's compensation the amount of any Payment Obligation which a Participant fails to repay as required herein.

     (c) If, pursuant to the terms hereof, payment of DWR's Payment Obligations are suspended, DWR may be summarily suspended by the Examining Authority.

4.   Permissive Prepayment
     ---------------------

     With the prior written permission of the Examining Authority, DWR may, at its option and to the extent permitted by the Plan, pay all or any portion of the Payment Obligation to the

Participant (such payment hereinafter referred to as a "Prepayment") at any time subsequent to one year from the date subordinated funds became subject to this Appendix A. No Prepayment shall be made, however, if after giving effect thereto (and to all other payments of any other subordinated obligation of DWR payable within six months of such Prepayment) without reference to any projected profit or loss of DWR,

          (i) in the event that DWR is not operating pursuant to the alternative net capital requirement provided for in paragraph (f) of the Rule, the aggregate indebtedness of DWR would exceed 1,000 percentum of its net capital as those terms are defined in the Rule or any successor rule as in effect at the time such Prepayment is to be made (or such other percentum as may be made applicable at such time to DWR by the Examining Authority), plus an amount equal to the guaranty deposits with clearing organizations other than the CBOT, which were included in current assets under Section 211 of the CBOT "Capital Requirements for Member FCM's", to the extent such deposits cannot be used for margin purposes, or

          (ii) in the event that DWR is operating pursuant to such alternative net capital requirement, the net capital of DWR would be less than 5 percentum (or such other percentum as may be made applicable to DWR at the time of such Prepayment by the Examining Authority) of aggregate debit items computed in accordance with Exhibit A to Rule 15c3-3 under the Act or any successor rule as in effect at such time, plus an amount equal to the guaranty deposits with clearing organizations other than the CBOT, which were included in current assets under Section 211 of the CBOT "Capital Requirements for Member FCM's", to the extent such deposits cannot be used for margin purposes, or

          (iii) in the event that DWR is registered as a futures commission merchant under the CEA, the net capital of DWR (as defined in the CEA or CFTC Regulations as in effect at the time of such Prepayment) would be less than the greatest of (A) 7 percentum (or such other percentum as may be made applicable to DWR at the time of such Prepayment by the Examining Authority) of the funds required to be segregated pursuant to the CEA and CFTC Regulations and the foreign futures or foreign options secured amount, exclusive of the market value of commodity options purchased by option customers on or subject to the rules of a contract market or a foreign board of trade (provided the deduction for each option customer shall be limited to the amount of customer funds in each option customer's account(s) and foreign futures and foreign options secured amounts), plus an amount equal to the guaranty deposits with clearing organizations other than the CBOT, which were included in current assets under Section 211 of the CBOT "Capital Requirements for Member FCM's", to the extent such deposits cannot be used for margin purposes, (B) such amount as may be made applicable to DWR by an Examining Authority under Rule 15c3-1(b)(7), or (C) $2,000,000 (or such other amount as required by the CEA or CFTC Regulations), or

          (iv) DWR's net capital, as defined in the Rule or any successor rule as in effect at the time of such Prepayment, would be less than 120 percentum (or such other percentum as may be made applicable to DWR at the time of such Prepayment by the Examining Authority) of the minimum dollar amount required by the Rule as in effect at such time (or such other dollar amount as may be made applicable to DWR at the time of such Prepayment by the Examining Authority), plus an amount equal to the guaranty deposits with clearing organizations other than the CBOT, which were included in current assets under Section 211 of the CBOT "Capital Requirements for Member FCM's", to the extent such deposits cannot be used for margin purposes, or

          (v) in the event that DWR is registered as a futures commission merchant under the CEA, its net capital, as defined in the CEA or the regulations thereunder, as in effect at the time of such Prepayment would be less than 120 percentum (or such other percentum as may be made applicable to DWR at the time of such Prepayment by the Examining Authority) of the minimum dollar amount required by the CEA or the regulations thereunder as in effect as such time or such other dollar amount as may be made applicable to DWR at the time of such Prepayment by the Examining Authority, plus an amount equal to the guaranty deposits with clearing organizations other than the CBOT, which were included in current assets under Section 211 of the CBOT "Capital Requirements for Member FCM's", to the extent such deposits cannot be used for margin purposes, or

          (vi) in the event that DWR is subject to the provisions of paragraph
(a)(6)(v) or (a)(7)(iv) or (c)(2)(x)(B)(1) of the Rule, the net capital of DWR would be less than the amount required to satisfy the 1000 percentum test (or such other percentum test as may be made applicable to DWR at the time of such Prepayment by the Examining Authority) stated in such applicable paragraph, plus an amount equal to the guaranty deposits with clearing organizations other than the CBOT, which were included in current assets under Section 211 of the CBOT "Capital Requirements for Member FCM's", to the extent such deposits cannot be used for margin purposes.

     If Prepayment is made of all or any part of the Payment Obligation before the date payment is due and if DWR's net capital is less than the amount required to permit such Prepayment pursuant to the foregoing provisions of this paragraph, the Participant agrees irrevocably (whether or not such Participant had any knowledge or notice of such fact at the time of such Prepayment) to repay DWR, its successors or assigns, the sum so paid to be held by DWR pursuant to the provisions hereof as if such Prepayment had never been made; provided, however, that any suit for the recovery of any such Prepayment must be commenced within two years of the date of such Prepayment. DWR reserves the right to withhold from the Participant's compensation the amount of any Payment Obligation which a Participant fails to repay as required herein.

5.   Special Prepayment
     ------------------

     DWR, at its option and as permitted by the Plan, but not at the option of the Participant, may make a payment of all or any portion of the Payment Obligation hereunder sooner than one year from the date on which such amount became subject to this agreement (a "Special Prepayment"), if the written consent of the appropriate regulatory authority is first obtained. If DWR shall be a futures commission merchant, as that term is defined in the CEA and CFTC Regulations, no such prepayment shall be made if:

          (i) after giving effect thereto (and to all payments of payment obligations under any other Subordination Agreements then outstanding, the maturities or accelerated maturities of which are scheduled to fall due within six months after the date such Special Prepayment is to occur pursuant to this provision or on or prior to the date on which the Payment Obligation in respect to such Special Prepayment is scheduled to mature disregarding this provision, whichever date is earlier) without reference to any projected profit or loss of DWR, the net capital of DWR is less than the greatest of (A) 10 percentum of the funds required to be segregated pursuant to the CEA and CFTC Regulations and the foreign futures or foreign options secured amount, exclusive of the market value of commodity options purchased by option customers of DWR on or subject to the rules of a contract market or a foreign board of trade (provided the deduction for each option customer shall be limited to the amount of customer funds in such option customer's account(s) and foreign futures and foreign options secured amount), plus an amount equal to the guaranty deposits with clearing organizations, other than the CBOT, which were included in current assets under Section 211 of the CBOT "Capital Requirement for Member FCM's", to the extent such deposits cannot be used for margin purposes, (B) if DWR is a securities broker or dealer, the amount of net capital specified in Rule 15c3-1(c)(5)(ii) of the regulations of the Securities and Exchange Commission (17 CFR 240.l5c3-1d(c)5(ii), or (C) $2,000,000 (or such other amount as required by the CEA or CFTC Regulations), or

          (ii) Pretax losses during the latest three month period were greater than 15% of current excess adjusted net capital.

6.   Maturity Upon Certain Events
     ----------------------------

     Notwithstanding the provisions of Section 3 hereof, the Payment Obligation shall (to the extent not already matured) forthwith mature, together with all other Subordination Agreements then outstanding in the event of any receivership, insolvency, liquidation pursuant to SIPA or otherwise, bankruptcy, assignment for the benefit of creditors, reorganization whether or not pursuant to bankruptcy laws, or any other marshaling of the assets and liabilities of DWR.

7.   Miscellaneous Provisions
     ------------------------

     (a) Participants may not rely upon any commodity exchange or securities exchange to provide any information concerning or relating to DWR. Such exchanges have no responsibility to disclose to the Participant any information concerning or relating to DWR which they may have now or at any future time. The Participant agrees that the New York Stock Exchange (the "NYSE"), its Special Trust Fund or any director, officer, trustee or employee of the NYSE or said Trust Fund or any other exchange or director, officer, trustee or employee thereof shall not be liable to the Participant with respect to the Plan or any distribution pursuant thereto.

     (b) The funds represented by the Payment Obligation shall be dealt with in all respects as capital of DWR, shall be subject to the risks of the business and may be deposited in an account or accounts in DWR's name in any bank or trust company.

     (c) Payment Obligations under the Plan may not be transferred, sold, assigned, pledged or otherwise encumbered or disposed of and no lien, charge or other encumbrance may be created or permitted to be created hereon, without the prior written consent of the Examining Authority.

     (d) If DWR is a futures commission merchant as that term is defined in the CEA, DWR agrees, consistent with the requirements of Section l.17(h) of CFTC Regulations that whenever prior written notice by DWR to the Examining Authority is required pursuant to the provisions of this agreement the same prior written notice shall be given by DWR to (1) the CFTC at its principal office in Washington, D.C., Attention: Chief Accountant of Division of Trading and Markets, and/or (2) the commodity exchanges of which DWR is a member and which are then designated by the CFTC as DWR's designated self-regulatory organizations as defined in Section 1.3(ff) of the CFTC Regulations (the "DSROs").

     (e) "Subordination Agreement" as used herein shall include any subordinated loan agreement and any secured demand note agreement constituting a satisfactory subordination agreement under the Rule under which DWR is the borrower or the pledgee of collateral, and reference herein to the payment of a subordinated obligation of DWR shall be deemed to include the return to the maker-pledgor of any secured demand note and the collateral therefore held by DWR.

     (f) The term "Examining Authority" shall refer to the regulatory body, specified in paragraph (c)(12) of the Rule, responsible for inspecting or examining DWR for compliance with financial responsibility requirements. If DWR is and continues to be a member of the NYSE, the references herein to the Examining Authority shall be deemed to refer to the NYSE. If DWR is and continues to be a futures commission merchant as that term is defined in the CEA and regulations thereunder, references to the Examining Authority shall also be deemed to refer to the CFTC and DWR's DSROs.

     (g) The provisions of this Appendix A shall be binding upon and inure to the benefit of DWR, its successors and assigns, and the Participant and the Participant's heirs, executors and administrators.

     (h) Any controversy arising out of or relating to this Plan shall be submitted to and settled by arbitration pursuant to the Constitution and Rules of the NYSE. DWR and Participant shall be conclusively bound by such arbitration.

     (i) DWR shall not modify, amend or cancel this Appendix or any provision of the Plan governing the Payment Obligations that are the subject of this Appendix without the prior approval of the Examining Authority.

     (j) This agreement shall be deemed to have been made under and shall be governed by the laws of the State of New York.